Exhibit 10.2

May 28, 2002

Successful Union Limited
P.O. Box 3340, Road Town
Tortola, British Virgin Islands

Re:	Pioglobal Forest, L.L.C.

Gentlemen:

Pursuant to a Purchase Agreement by and between Successful Union Limited, a British Virgin Islands company (“Purchaser”), and Pioneer Forest, Inc., a Delaware corporation (“Seller”), dated April 22, 2002, Purchaser intends to acquire all of Seller’s limited liability company interests in Pioglobal Forest, L.L.C., a Delaware limited liability company (the “Company”). In connection therewith, the Company and Seller jointly certify to, and agree with, Purchaser as follows:

1.  Seller is the sole member of the Company.

2.  Other than in the ordinary course of business with third parties, neither the Company nor the Seller has ever entered into any agreement, written or oral, pertaining to the affairs of the Company and the conduct of its business (a “limited liability company agreement”).

3.  Notwithstanding any provisions of the Delaware Limited Liability Company Act, as amended (the “Act”), to the contrary, the Company and Seller hereby waive any provision under the Act which may have the effect of limiting the assignability of a limited liability company interest to the economic attributes corresponding to such limited liability company interest.

4.  The Company and Seller hereby agree that, in the absence of a limited liability company agreement, an assignment of limited liability company interest executed by Seller shall be deemed sufficient for Purchaser to become the sole member of the Company, and thereby allow Purchaser to direct the management of the business and affairs of the Company and exercise accordingly any other such rights or powers as a member of the Company.

5.  The party executing this letter on behalf of the Company is fully authorized and empowered to do so.

6.  The party executing this letter on behalf of Seller is fully authorized and empowered to do so.

To the extent that any part of the foregoing conflicts with any type of agreement or understanding of the Company or the Seller, whether written or oral, the provisions of this letter will govern and control.

The Company and Seller acknowledge that Purchaser will rely upon the matters set forth herein in acquiring Seller’s limited liability company interests. This letter will inure to the benefit of, and may be relied upon by, Purchaser and Purchaser’s successors and assigns.

PIOGLOBAL FOREST, L.L.C. By: Pioneer Forest, Inc. Its: Sole Member

By:	/s/ STEPHEN G. KASNET
Stephen G. Kasnet President

PIONEER FOREST, INC.

By:	/s/ STEPHEN G. KASNET
Stephen G. Kasnet President

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